As filed with the Securities and Exchange Commission on November 17, 2023

Registration No. 333-275604

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

reAlpha Tech Corp.

(Exact name of registrant as specified in governing instruments)

6515 Longshore Loop, Suite 100

Dublin, OH 43017

(707) 732-5742

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Giri Devanur

Chief Executive Officer

reAlpha Tech Corp.

6515 Longshore Loop, Suite 100

Dublin, OH 43017

Tel.: (707) 732-5742

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Nimish Patel, Esq. Blake Baron, Esq. Gabriel Miranda, Esq. Mitchell Silberberg & Knupp LLP 437 Madison Ave., 25th Floor New York, New York 10022 Tel.: (212) 509-7239	Barry I. Grossman Sarah E. Williams Matthew Bernstein Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105 Tel: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-275604) of reAlpha Tech Corp. is being filed for the sole purpose of filing an updated Exhibit 107 in the Exhibit Index attached hereto. Accordingly, Part I and Part II, Items 31 through 35, of the form of the prospectus have been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 36. Exhibits and Financial Statement Schedules.

(a)	Exhibits

The following documents are filed as exhibits to this registration statement.

Exhibit No.	Description of Exhibit
1.1	Form of Placement Agent Agreement by and between reAlpha Tech Corp. and Maxim Group LLC*

2.1	Certificate of Ownership and Merger, filed March 21, 2023 (previously filed as Exhibit 2.1 of Form 1-U filed with the SEC on March 24, 2023)*

3.1	Second Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 of Form S-11 filed with the SEC on August 8, 2023)*

3.2	Second Amended and Restated Bylaws (previously filed as Exhibit 3.2 of Form S-11 filed with the SEC on August 8, 2023)*

4.1	Form of Warrant (For Share Repurchase Agreement included in Exhibit 6.6 hereto) (previously filed as Exhibit 6.3 of Form 1-U filed with the SEC on December 5, 2022)*

4.2	Form of Pre-Funded Warrant*

4.3	Form of Common Warrant*

4.4	Warrant Agency Agreement*

5.1	Legal Opinion of Mitchell Silberberg & Knupp LLP regarding the validity of the securities being registered*

8.1	Tax Opinion of Brouse McDowell, LPA regarding certain tax matters*

10.1	Master Service Agreement dated April 28, 2021 by and between the Company and reAlpha Tech Corp. (previously filed as Exhibit 6.1 filed as part of Form 1-A/A filed on June 9, 2021)*

10.2	Master Service Agreement dated April 28, 2021 by and between the Company and reAlpha Operations, Inc. (previously filed as Exhibit 6.2 of Form 1-A/A filed on June 9, 2021)*

10.3	Technology License Agreement dated April 28, 2021 by and between the Company and reAlpha Tech Corp (Incorporated by reference from Exhibit 6.3 of Form 1-A/A filed on June 9, 2021)*

10.4	Form of Tri-party Escrow Agreement, dated as of July 19, 2022 (previously filed as Exhibit 8.1 of Form 1-K/A filed on September 7, 2022)*

10.5	Form of Subscription Agreement (previously filed as Exhibit 4.1 to Form 1-U filed with the SEC on November 8, 2022)*

10.6	Joint Venture Binding Term Sheet by and between reAlpha Asset Management, Inc. and SAIML Pte. Ltd., dated as of November 15, 2022 (previously filed as Exhibit 1.1 to Form 1-U filed with the SEC on November 18, 2022)*

10.7	Share Purchase by and among reAlpha Asset Management, Inc., GEM Global Yield LLC SCS and GEM Yield Bahamas Limited, dated as of December 1, 2022 (previously filed as Exhibit 6.1 of Form 1-U filed with the SEC on December 5, 2022)*

10.8	Registration Rights Agreement by and among reAlpha Asset Management, Inc., GEM Global Yield LLC SCS and GEM Yield Bahamas Limited, dated as of December 1, 2022 (previously filed as Exhibit 6.2 of Form 1-U filed with the SEC on December 5, 2022)*

10.9	Stock Purchase Agreement by and Among Roost Enterprises, Inc. dba Rhove, the Sellers and reAlpha Tech Corp., dated March 24, 2023 (previously filed as Exhibit 1.1 of Form 1-U filed with the SEC on March 27, 2023)*

10.10	Restricted Stock Purchase Agreement by and between reAlpha Tech Corp. and Silicon Valley Bridge Bank, N.A., dated as of March 24, 2023 (previously filed as Exhibit 1.2 of Form 1-U filed with the SEC on March 27, 2023)*

10.11+	Employment Agreement of Giri Devanur, dated April 11, 2023 (previously filed as Exhibit 10.11 of Form S-11 filed with the SEC on August 8, 2023)*

II-1

Exhibit No.	Description of Exhibit
10.12+	Employment Agreement of Michael J. Logozzo, dated April 11, 2023 (previously filed as Exhibit 10.12 of Form S-11 filed with the SEC on August 8, 2023)*

10.13+	Employment Agreement of Jorge Aldecoa, dated April 11, 2023 (previously filed as Exhibit 10.13 of Form S-11 filed with the SEC on August 8, 2023)*

10.14+	reAlpha Tech Corp. 2022 Equity Incentive Plan (previously filed as Exhibit 10.14 of Form S-11 filed with the SEC on August 8, 2023)*

10.15	Form of 2022 Equity Incentive Plan Restricted Stock Award Agreement (previously filed as Exhibit 10.15 of Form S-11 filed with the SEC on August 8, 2023)*

10.16	Form of 2022 Equity Incentive Plan Stock Option Award Agreement (previously filed as Exhibit 10.16 of Form S-11 filed with the SEC on August 28, 2023)*

10.17	Form of Director and Officer Indemnification Agreement (previously filed as Exhibit 10.17 of Form S-11 filed with the SEC on August 28, 2023)*

10.18#	Master Credit Facility Agreement by and between reAlpha Tech Corp. (f.k.a. reAlpha Asset Management, Inc.) and reAlpha Acquisitions Churchill, LLC, dated as of August 18, 2022 (previously filed as Exhibit 10.18 of Form S-11 filed with the SEC on August 8, 2023)*

10.19#	Form of Credit Facility Loan Agreement (previously filed as Exhibit 10.19 of Form S-11 filed with the SEC on August 8, 2023)*

10.20	Form of Credit Facility Promissory Note Agreement (previously filed as Exhibit 10.20 of Form S-11 filed with the SEC on August 8, 2023)*

10.21	Form of Credit Facility Guaranty of reAlpha Tech Corp. (f.k.a. reAlpha Asset Management, Inc.) (previously filed as Exhibit 10.21 of Form S-11 filed with the SEC on August 8, 2023)*

10.22	Form of Credit Facility Guaranty of Giri Devanur (previously filed as Exhibit 10.22 of Form S-11 filed with the SEC on August 8, 2023)*

10.23	Form of Promissory Note (previously filed as Exhibit 10.23 of Form S-11 filed with the SEC on August 8, 2023)*

10.24	Form of Promissory Note (previously filed as Exhibit 10.24 of Form S-11 filed with the SEC on August 8, 2023)*

10.25	Ohio Division of Securities Cease & Desist Order with Consent Agreement (previously filed as Exhibit 6.10 of Form 1-U filed with the SEC on August 31, 2023)*

10.26	Form of Securities Purchase Agreement by and between reAlpha Tech Corp. and the purchaser signatories thereto*

10.27	Form of Lock-Up Agreement*

14.1	Code of Conduct and Ethics (previously filed as Exhibit 14.1 of Form S-11 filed with the SEC on August 8, 2023)*

21.1	Subsidiaries of the Registrant*

23.1	Consent of GBQ Partners, LLC, independent registered public accounting firm*

23.2	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)*

23.3	Consent of Brouse McDowell, LPA (included in Exhibit 8.1)*

24.1	Power of Attorney (included on the signature page of this registration statement)*

107	Filing Fee Table**

*	Previously filed.

**	Filed herewith.

***	To be filed by amendment.

+	Indicates management contract or compensatory plan or arrangement.

#	Schedules, exhibits and similar attachments to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

(b)	Financial statement exhibits.

No financial statement schedules are provided because the information called for is not required or is shown in the consolidated financial statements or related notes.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dublin, Ohio, on November 17, 2023.

REALPHA TECH CORP.

By:	/s/ Giri Devanur
Giri Devanur
Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

Signature	Title	Date

/s/ Giri Devanur	Chief Executive Officer, President and Director	November 17, 2023
Giri Devanur	(principal executive officer)

/s/ Michael J. Logozzo	Chief Financial Officer	November 17, 2023
Michael J. Logozzo	(principal financial and accounting officer)

*	Director	November 17, 2023
Dimitrios Angelis

*	Director	November 17, 2023
Brian Cole

*	Director	November 17, 2023
Monaz Karkaria

*	Director	November 17, 2023
Balaji Swaminathan

* /s/ Giri Devanur	Attorney-in-Fact	November 17, 2023
Giri Devanur

II-3